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Exhibit 99.2

                             STOCK OPTION AGREEMENT

         THIS AGREEMENT made and entered into as of this 31st day of March, 2000 by and between THOMAS M. WHEELER (the "Optionor"), and _______________ ("Optionee").

                                   WITNESSETH:

         WHEREAS, Optionor is the holder of shares ("Shares") of the common stock, 5.01 par value per share, of SMTEK International, Inc., a Delaware corporation (the "Company) and Optionee wishes to obtain the option to purchase certain of those Shares and Optionee is willing to grant such option to the Optionee under the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

         1. Options Granted to Optionee. Optionor hereby grants to Optionee options (the "Options") to purchase 10,000 of the Optionor's Shares at an exercise price per share that is equal to the closing price of the Company 's common stock on the NASDAQ small Cap Marketplace on March 31, 2000.

         2. Terms of Options. Subject to the terms and conditions contained herein, the options shall be exercisable at any time during the period commencing on January 1, 2000 and ending December 31, 2004, unless those Options are earlier terminated in accordance with the terms hereof.

         3.       Exercise of Options.

                  (a) The Options may not be exercised unless a registration statement on an appropriate form to register the shams underlying the Options under the Securities Act of 1933 and applicable state securities laws is in effect or a valid exemption from such registration is available.

                  (b) The Options may only be exercised in full; no partial exercise of the Options shall be permitted.

                  (c) The Options may not be exercised during any period of time that such exercise would cause the Optionor to incur liability for any "short-swing" profits under Section 16(b) of the Securities Exchange Act of 1934, as amended. In the event exercise of the Options would cause such liability, Optionor will so notice Optionee within 10 days following receipt of an exercise notice, which notice shall inform Optionee of the first date ("Permissible Date") when the Options may be exercised without causing such liability. Optionee shall thereupon have five days to notify Optionor of his desire (1) to delay the exercise date until the Permissible Date or (2) to revoke the exercise. Optionee's failure timely to provide such notice shall be deemed a revocation of the exercise.
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                  (d) To exercise an Option, Optionee must give written notice of exercise to the Optionor, accompanied by cash or cheek payable to the order of Optionor for the full exercise price of such shares. The date of actual receipt by the Optionor of such notice shall be deemed the date of exercise of the Options. Optionor shall, promptly following receipt of such notice and payment and an investment letter and additional instruments as he may reasonably require, submit a certificate or certificates to the Company 's transfer agent with the request that the Shares be issued in the name of the Optionee.

                  (e) During Optionee 's lifetime, only Optionee may exercise the Options, and only while Optionee is an employee of the TMW Enterprises, Inc. or its affiliates, and only if he has been continuously so employed since the date of this Agreement, except that if Optionee's employment is terminated by reason of the death or the permanent disability of the Optionee, Optionee's estate may exercise the Options for a period of 90 days following such death or certification of permanent disability by a medical doctor of recognized professional standing.

         Except a set forth herein, this Agreement shall terminate upon termination for any reason of Optionee's employment with TMW Enterprises, Inc. or any of its affiliates.

         4. Restrictions Upon Transfer of Options. The Options are non-transferable and Optionee agrees that he shall not sell, assign, encumber or otherwise dispose of the Options, voluntarily or involuntarily, except as specifically provided herein.

         5. Additional Restrictions on Shares. Optionee acknowledges that the Shares issuable upon exercise of the Options have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state and may not be sold by Option-unless they are registered under those laws or exemptions from such registration are available. Prior to the issuance of the Shares to Optionee upon the exercise of the Options, Optionee shall execute and deliver to the Optionor any investment letter or other instrument that is required by the Optionor in order to ensure compliance with the Securities Act of 1933 and applicable state securities laws. Such investment letter shall provide, among other things, that the Optionee is acquiring the Shares for investment and not for resale and that transfer of the Shares will be restricted and that the certificates to be issued to the Optionee shall bear a restrictive legend substantially in the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ACQUIRED BY THE REGISTERED HOLDER HEREOF FOR PURPOSES OF
         INVESTMENT AND IN RELIANCE ON STATUTORY EXEMPTIONS UNDER THE SECURITIES ACT, AND STATUTORY EXEMPTIONS UNDER THE APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED, EXCEPT IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT THEREUNDER; AND IN THE CASE OF AN EXEMPTION, ONLY IF THE CORPORATION
         HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF ANY SUCH SECURITIES.
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         6. Execution of Reports; Cooperation. Optionee agrees that upon request from Optionor, he will execute and will cooperate fully with respect to the filing of any and all reports, forms and other instruments that Optionor believes Optionee must execute in order for Optionor and/or Optionee to comply with the requirements of the Act or the Securities Exchange Act or any other Jaw or regulation or rule of any exchange, including, without limitation, any reports of beneficial ownership, Optionee further agrees to cooperate with respect to providing all such other information or instruments, assurances and reasonable assistance, which Optionor may reasonably request of Optionee in order to comply the with provisions of applicable laws, regulations and rules or to address all reasonable requests of the Company's Transfer Agent. Optionee's failure to perform the covenants herein in a timely manner will be deemed a material breach of this Agreement, which shall entitle Optionor to terminate this Agreement upon written notice to Optionee.

         7. Binding Effect. The rights and obligations under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the parties and their estates. legal representatives, heirs and distributees but the Optionee's rights hereunder are personal to him and shall not be subject to voluntary or involuntary alienation, assignment or transfer.

         8. Entire Agreement. Agreement represents the entire agreement of the parties with respect to the subject matter hereof.

         9. Governing Law; Severability. This Agreement shall be governed by the laws of the State of Michigan without reference to its principles or conflicts of laws. If any terms hereof shall be determined to be null and void, ineffectual, invalid or unenforceable by any competent tribunal, the remaining terms hereof shall continue in till force and effect.

         10. Multiple Choices. This Agreement is made in multiple copies, each of which shall constitute an original.

         11. Notices. Any notice required to be given or made to a party hereunder must be in writing and personally delivered or sent by United States first class mail to the address of each party appearing below its signature hereto or to such other address as may be designated in writing from time to time by a party to the other.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


OPTIONEE:                                                     OPTIONOR:

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                                            Thomas M. Wheeler

Address: ___________________                Address: 801 W. Big Beaver Rd.
                                                     Suite 201
                                                     Troy, MI  48084